UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

Elastic N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction
of incorporation)

001-38675
(Commission File Number)

98-1756035
(I.R.S. Employer
Identification Number)
 Not Applicable1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: Not Applicable1

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Ordinary Shares, €0.01 Par Value	ESTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1 We are a distributed company. Accordingly, we do not have a principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, any shareholder communication required to be sent to our principal executive offices may be directed to the email address ir@elastic.co or to Elastic N.V., 88 Kearny St., Floor 19, San Francisco, CA 94108.

Explanatory Note

On November 21, 2024, Elastic N.V. (“Elastic” or the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the appointment of Eric Prengel as interim Chief Financial Officer of the Company, effective as of December 14, 2024. This Amendment No. 1 on Form 8-K/A is being filed to supplement the disclosure contained in Item 5.02 of the Original Form 8-K. The Original Form 8-K otherwise remains unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

In connection with Mr. Prengel’s appointment as interim Chief Financial Officer of the Company, on December 9, 2024, the Company’s compensation committee approved an amended employment letter with Mr. Prengel. The employment letter does not have a specific term and provides that Mr. Prengel will continue to serve as an at-will employee. The employment letter further provides that, effective December 14, 2024, Mr. Prengel will be entitled to receive an annual base salary of $475,000 and will be eligible for an annual target cash incentive payment equal to 40% of his annual base salary, pro-rated for the fiscal year ending April 30, 2025. In addition, Mr. Prengel will be granted an equity award of restricted stock units (“RSUs”) with an approximate grant date fair value of $2,000,000 that will settle in the Company’s ordinary shares. The RSU award will vest in two equal annual installments, with 50% of the shares subject to the RSU award vesting on December 14, 2025 and the remainder vesting on December 14, 2026, subject to Mr. Prengel’s continuous service with Elastic or its affiliates through each vesting date. The RSU award will be subject to such other terms as are set forth in the Elastic N.V. Amended and Restated 2012 Stock Option Plan, the applicable award agreement under the plan, and the Company’s equity grant practices in effect from time to time.

The Company will enter into the Company’s standard form of change in control and severance agreement with Mr. Prengel. The change in control and severance agreement will provide certain severance payments and benefits if Mr. Prengel’s employment is terminated other than for “cause” (as defined in the agreement) or if he resigns for “good reason” (as defined in the agreement), subject to Mr. Prengel satisfying certain other terms as set forth in the agreement. The Company will also enter into the Company’s standard form of indemnification agreement with Mr. Prengel. The indemnification agreement will provide for indemnification of Mr. Prengel against certain liabilities that may arise by reason of his status or service. The Company’s standard forms of change in control and severance agreement and indemnification agreement are filed as Exhibit 10.3 and Exhibit 10.1, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed with the Securities and Exchange Commission on June 14, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2024

ELASTIC N.V.

By:	/s/ Carolyn Herzog
Name:	Carolyn Herzog
Title:	Chief Legal Officer and Corporate Secretary